EXHIBIT 8(b)

                              SUB-CUSTODY AGREEMENT

      This Custody Agreement is dated __________, 199_ among MORGAN STANLEY TRUST COMPANY, a New York State chartered trust company (the "Bank"), the __________, a Massachusetts business trust, on behalf of its Investment Portfolios (the "Fund"), and Comerica Bank, a Michigan banking corporation (the "Custodian").

      WHEREAS, the Custodian has entered into a Custodian Agreement with the Fund, an open-end investment company, to provide custody services; and

      WHEREAS, the Custodian and the Fund wish to retain the Bank to provide certain sub-custodian services to the Custodian and the Fund for the benefit of the Fund and the Bank is willing to furnish such services;

      NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties thereto as follows:

      1. Appointment and Acceptance; Accounts. (a) The Fund and the Custodian hereby appoint the Bank as a custodian of Property (as defined below) owned or under the control of the Fund that is delivered to the Bank, or any Subcustodian as appointed below, from time to time to be held in custody for the benefit of the Fund.

      (b) Prior to the delivery of any property by the Custodian to the Bank, the Custodian shall deliver to the Bank each document and other item listed in Appendix 1. In addition, the Custodian and/or the Fund shall deliver to the Bank any additional documents or items as the Bank may deem necessary for the performance of its duties under this Agreement.

      (c) The Fund instructs the Bank to establish on the books and records of the Bank the accounts listed in Appendix 2 (the "Accounts") in the name of the Investment Portfolios of the Fund. Upon receipt of Authorized Instructions (as defined below) and appropriate documentation, the Bank shall open additional Accounts for the investment Portfolios of the Fund. Upon the Bank's confirmation to the Custodian and the Fund of the opening of such additional Accounts, or of the closing of Accounts, Appendix 2 shall be deemed automatically amended or supplemented accordingly. The Bank shall record in the Accounts and shall have general responsibility for the safekeeping of all securities ("Securities"), cash, cash equivalents and other property (all such Securities, cash, cash equivalents and other property being collectively the "Property") of the Fund that are delivered to the Bank for custody.

      (d) The procedures the Bank, the Custodian and the Fund will use in performing activities in connection with this Agreement act are set forth in a client services guide provided to the Custodian and the Fund by the Bank, as such guide may be amended from time to time by the Bank by written notice to the Custodian and the Fund (the "Client Services Guide").

      2. Subcustodians. The Board of Trustees of the Fund authorizes the Bank to hold the Property of the Fund in omnibus accounts which have been established by the Bank with (i) one of its branches, a branch of a qualified U.S. bank or an eligible foreign custodian as listed on Exhibit A (the "Subcustodians") which exhibit may be amended by the Bank from time to time upon sixty (60) days prior written notice from the Bank or (ii) an eligible foreign securities depository as listed on Exhibit B. Unless notified in writing to the contrary by the Fund during the sixty (60) days notice period, the Banks shall assume that the Fund has obtained all necessary approvals of any new Subcustodian and the proposed amendment to Exhibit A shall become effective as of the proposed effective date; provided however, that in the event that the Fund notifies the Bank that any necessary approval will not be obtained prior to the proposed effective date of such amendment, the Fund shall, as soon as practicable but in any event within 120 days from the date of the Bank's initial notice of the proposed amendment, obtain the requisite approvals or, in the alternative, issue Authorized Instructions to the bank to deliver any Property effected by the proposed amendment in accordance with such Authorized Instructions and absent any such Authorized Instructions, the Bank shall assume that the Fund obtained such requisite approvals with the 120-day period. For purposes of this Agreement (a) "qualified U.S. bank" shall mean a qualified U.S. bank as defined in Rule 17f-5 under the Investment Company Act of 1940, as amended ("Rule 17f-5"); (b)
"eligible foreign custodian" shall mean (i) a banking institution or trust company incorporated or organized under the laws of a country other than the United States that is regulated as such by that country's government or an agency thereof and that has shareholders' equity in excess of $200 million in U.S. currency (or a foreign currency equivalent thereto) or (ii) a majority-owned direct or indirect subsidiary of a qualified U.S. bank or bank holding company that is incorporated or organized under the laws of a country other than the United States and that has shareholders' equity in excess of $100 million in U.S. currency (or a foreign currently equivalent thereto); and (c) "eligible foreign securities depository" shall mean a securities depository or clearing agency incorporated organized under the laws of a country other than the United States, which operates (i) the central system for handling of securities or equivalent book-entries in that country or (ii) a transactional system for the central handling of securities or equivalent book-entries; provided, however that although the Bank is of the opinion that each of the securities depositories used by it and its Subcustodians do operate a central system for handling securities in their respective countries, the determination that a securities depository operates a central system absent any official proclamation by the Securities and Exchange Commission ("SEC") is a factual one and the Bank shall not be liable for any future determination by the SEC that any such securities depository does not in fact operate such a central system.

      If the Bank appoints other Subcustodians to hold the Fund's Property, it will so notify the Custodian and the Fund in accordance with this Section 2 and will provide them with information reasonably necessary to determine any such new Subcustodian's eligibility under Rule 17f-5, including a copy of the proposed agreement with such Subcustodian.

      If the Bank removes any subcustodian it shall so notify the Fund and the Custodian in accordance with this Section 2 and shall move the Property deposited with such Subcustodian to another Subcustodian or a new Subcustodian, provided that the appointment of any new Subcustodian will be subject to the requirements set forth in this Section 2. The Bank shall take steps as may be required to remove any Subcustodian which has ceased to meet the requirements of this Section 2.

      The Bank shall hold Property through a Subcustodian, securities depository or clearing agency only if (a) such Subcustodian any securities depository or clearing agency in which such Subcustodian or the Bank holds Property, or any of their creditors, may not assert any right, charge, security interest, lien, encumbrance or other claim of any kind to such property except a claim of payment for its safe custody or administration and (b) beneficial ownership of such Property may be freely transferred without the payment of money or value other than for safe custody or administration.

      3.    Records.  With respect to Property held by a Subcustodian:

      (a) The Bank may hold Property for all of its customers with a Subcustodian in a single account identified as belonging to the Bank for the benefit of its customers;

      (b) The Bank shall identify on its books as belonging to the Fund any Property held by a Sucustodian for the Bank's account;

      (c) The Bank shall require that Property held by the Subcustodian of the Bank's account be identified on the Subcustodian's books as separate from any other property held by the Subcustodian other than property of the Bank's customers held solely for the benefit of customers of the Bank; and

      (d) In the event the subcustodian holds Property in a securities depository or clearing agency, such Subcustodian shall be required by its agreement with the Bank to identify on its books such Property as being held of the account of the Bank as custodian for its customers or in such other manner as is required by local law or market practice.

      (e) Any Property in an account held by a Subcustodian of the Bank will be subject only to the instructions of the Bank, or its agent; and any property held in an eligible foreign securities depository of the account of a Subcustodian will be subject only to the instructions of such subcustodian.

      (f) The Bank hereby warrants to the Fund and the Custodian that each of its branches, each branch of a qualified U.S. bank, each eligible foreign custodian and each eligible foreign securities depository holding Property of the Fund pursuant to this Agreement meets the standards established for inclusion in its sub-custody network set forth in Section 2 of this Agreement.

      (g) The Bank hereby warrants to the Fund and the Custodian that as of the date of this Agreement it is maintaining the insurance coverage set forth n Exhibit C hereto and hereby agrees to maintain comparable coverage in a commercially reasonable manner during the term of this Agreement.

      4. Access to Records. The Banks shall allow the Fund's accountants reasonable access tot he bank's records relating to the Property held by the Bank as such accountants may reasonably require in connection with their examination of the Fund's affairs. The Bank shall also obtain from any subcustodian (and shall require each Subcustodian to use reasonable efforts to obtain from any securities depository or clearing agency in which it deposits Property) an undertaking, to the extent consistent with local practice and the laws of the jurisdiction or jurisdictions to which such Subcustodian, securities depository or clearing agency is subject to permit independent public accountants such reasonable access to the records of such subcustodian, securities depository or clearing agency as may be reasonably required in connection with the examination of the Fund's affairs or to take such other action as the Bank in its judgment may deem sufficient to ensure such reasonable access.

      5. Reports. The Bank will supply to the Fund, in care of its investment adviser, and the Custodian at least monthly a statement with respect to any Property in an Account held by each Subcustodian, including an identification of the entity having possession of such Property, and the Bank will send to the Fund and the custodian an advice or notification of any transfers of Property to or from the Account, indicating, as to Property acquired for an Investment Portfolio of the Fund, the identity of the entity having physical possession of such Property. The Bank shall also provide to the Fund, on an annual basis, a report confirming that the arrangements hereunder remain in compliance with the items of this Agreement.

      6. Payment of Monies. The Bank shall make, or cause any subcustodian to make, payments from monies being held in the Accounts only in accordance with Authorized Instructions or as provided in Section 9, 13 and 17.

      The Bank may act as the Fund's agent or act as a principal in foreign exchange transactions at such rates as are agreed from time to time between the Fund and the Bank.

      7. Transfer of Securities. The Bank shall make, or cause any Subcustodian to make, transfers, exchange or deliveries of Securities only in accordance with Authorized Instructions or as provided in Section 9, 13 and 17.

      8. Corporate Action. (a) The Bank shall notify the Fund of details of all corporate actions affecting the Fund's Securities promptly upon its receipt of such information.

      (b) The Bank shall take, or cause any subcustodian to take, such corporate action only in accordance with Authorized Instructions or as proved in this
Section 8 or Section 9.

      (c) In the event the Fund does not provide timely Authorized Instructions to the Bank, the Bank shall act in accordance with the default option provided by local market practice and/or the issuer of the Securities.

      (d) Fractional shares resulting from corporate action activity shall be treated in accordance with local market practices.

      9. General Authority. In the absence of Authorized Insructions to the contrary, the Bank may, and may authorize any Subcustodian to:

      (a) make payments to itself or others for expenses of handling Property or other similar items relating to its duties under this Agreement, provided such all such payments shall be accounted for to the Fund;

      (b) receive and collect all income and principal with respect to Securities and to credit cash receipts to the Accounts;

      (c)  exchange   Securities   when  the  exchange  is  purely   ministerial
(including, without limitation, the exchange of interim receipts of temporary securities of securities in definitive form and the exchange of warrants, or other documents of entitlement to securities, of the securities themselves);

      (d) surrender securities at maturity or when called for redempion upon receiving payment therefor;

      (e) execute in the Fund's name such ownership and other certificates as may be required to obtain the payment of income from securities;

      (f) pay or cause to be paid, from the Accounts, any and all taxes and levies in the nature of taxes imposed on Property by any government and authority in connection with custody of and transactions in such Property;

      (g) endorse for collection, in the name of the Fund, checks, drafts and other negotiable instruments;

      (h)   take non-discretionary action on mandatory corporate actions; and

      (i) in general, attend to all nondiscretionary details in connection with the custody, sale, purchase, transfer and other dealings with the Property.

      10. Authorized Instructions; Authorized Persons. (a) Except as otherwise provided in Sections 6 through 9, 13 and 17, all payments of monies, all transfers exchanges or deliveries of Property and all responses to corporate actions shall be made or taken only upon receipt by the Bank of Authorized Instructions; provided that such authorized Instructions are timely received by the Bank. "Authorized Instructions" of the Fund means instructions from an authorized person received by telecopy, tested telex, electronic link or other electronic means or by such other means as may be agreed in writing between the Fund and the Bank.

      (b) "Authorized Person" means each of the persons or entities identified on Appendix 3 as amended from item to time by written notice from the Fund to the Bank. The Fund represents and warrants to the Bank that each Authorized Person listed in Appendix 3, as amended from time to time, is authorized to issue Authorized Instructions on behalf of the Fund. Prior to the delivery of the Property to the Bank, the Bank shall provide a list of designated system user ID numbers and passwords that the Fund shall be responsible for assigning to Authorized Persons. The Bank shall assume that an electronic transmission received and identified by a system user ID number and password was sent by an Authorized Person. The Bank agrees to provide additional designated system user ID numbers and passwords as needed by the Fund. The Fund authorizes the Bank to issue new system user ID numbers upon the request of a previously existing Authorized Person. Upon the issuance of additional system user ID numbers by the Bank to the Fund, Appendix 3 shall be deemed automatically amended accordingly. The fund authorizes the Bank to receive, act and rely upon any Authorized Instructions received by the Bank which have been issued, or purport to have been issued, by an Authorized Person.

      (c) Any Authorized Person may cancel/correct or otherwise amend any Authorized Instruction received by the Bank, but the Fund agrees to indemnify the Bank for any liability, loss or expense incurred by the Bank and its Subcustodians as a result of their having relied upon or acted on any prior Authorized Instruction. An amendment or cancellation of an Authorized
Instruction to deliver or receive any security or funds in connection with a trade will not be processed once the trade has settled.

      11. Registration of Securities. (a) In the absence of Authorized Instructions to the contrary, Securities which must be held in registered form shall be registered in the name of the Bank or the Bank's nominee or, in the case of securities in the custody of an entity other than the Bank, in the name of the Bank, its Subcustodian or any such entity's nominee. The Bank may, without notice to the Fund, cause any Securities to be registered or re-registered in the name of the Fund.

      (b) Where the Bank has been instructed by the Fund to hold any Securities in the name of any person or entity other than the Bank, its Subcustodian or any such entity's nominee, the Bank shall not be responsible for any failure to collect such dividends or other income or participate in any such corporate action with respect to such Securities.

      12. Deposit Accounts. All cash received by the bank for the Accounts shall be held by the Bank as a short-term credit balance in favor of the Fund and, if the Bank and the Fund have agreed in writing in advance that such credit balances shall bear interest, the Fund shall earn interest at the rates and times as agreed between the Bank and the Fund. The Fund acknowledges that any such credit balances shall not be accompanied by the benefit of any governmental insurance.

      13. Short-term Credit Extensions. (a) Fro time to time, the Bank may extent or arrange short-term credit for Investment Portfolios of the Fund which is (i) necessary in connection with payment and clearance of securities and foreign exchange transactions or (ii) pursuant to an agreed schedule, as and if set forth in the Client Services Guide, of credits for dividends and interest payments on Securities. All such extensions of credit shall be payable by such Investment Portfolios on demand.

      (b) The Bank shall be entitled to charge such Investment Portfolio of the Fund interest for any such credit extension at rates to be agreed upon from time to time or, if such credit is arranged by the Bank with a third party on behalf of such Investment Portfolios such Investment Portfolio shall reimburse the Bank for any interest charge. In addition to any other remedies available, the Bank shall be entitled to a right of set-off against the Property to satisfy the repayment of such credit extensions and the payment of, or reimbursement for, accrued interest thereon.

      14. Representations and Warranties. (a) The fund represents an warrants that (i) the execution, delivery and performance of this Agreement (including, without limitation, the ability to obtain the short-term extensions of credit in accordance with Section 13) are within the Fund's power and authority and have been duly authorized by all requisite action (corporate or otherwise) of the Fund and of the beneficial owner of the Property, of other than the Fund, and
(ii) this Agreement (including, without each extension of short-term credit extended to or arranged fro the benefit of the Fund in accordance with Section
13) shall at all items constitute a legal, valid and binding obligation of the Fund enforceable against the Fund in accordance with its terms, except as may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general and subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

      (b) The Custodian represents and warrants that (i) the execution, delivery and performance of this Agreement are within the Custodian's power and authority and have been duly authorized by all requisite action (corporate or otherwise) of the Custodian and (ii) this Agreement constitutes the legal, valid and binding obligation of the Custodian enforceable against the custodian in accordance with its terms, except as may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general and subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

      (c) The Bank represents and warrants that (i) the execution, delivery and performance of this Agreement are within he Bank's power and authority and have been duly authorized by all requisite action (corporate or otherwise) of the Bank and (ii) this Agreement constitutes the legal, valid and binding obligation of the Bank enforceable against the Bank in accordance with its terms, except as may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general and subject to the effect of general principles of equity (regardless of whether considering a proceeding in equity or at law).

      15. Standard of Care Indemnification. (a) The Bank shall be responsible for the performance of only such duties as are set forth in his Agreement or contained in Authorized Instructions given to the bank which are not contrary tot he provisions of any relevant law or regulation. The bank shall be liable to the Fund for any loss, liability or expense incurred by the Fund in connection with this Agreement to the extent that any such loss, liability or expense results from the negligence or willful misconduct of the Bank or any Subcustodian; provided, however that neither the Bank nor any subcustodian shall be liable to the Fund for any indirect, special or consequential damages.

      (b) The Fund acknowledges that the Property may be physically held outside the United States. The Bank shall not be liable for any loss, liability or expense resulting from vents beyond the reasonable control of the Bank, indulging, but not limited to, force majeure.

      (c) In addition, the Fund and the Custodian, jointly and severally, shall indemnify the Bank and Subcustodians and any nominee for, and hold each of them harmless from, any liability, loss or expense (including attorneys' fees and disbursements) incurred in connection with this Agreement, including without limitation, (i) as a result of the Bank having acted or relied upon any Authorized Instructions or (ii) arising out of any such person acting as a nominee or holder of record of Securities.

      16. Fees: Liens. The Fund shall pay to the Bank from time to time such compensation for its services pursuant to this Agreement as may be mutually agreed upon as well as the Bank's out-of-pocket and incidental expenses. the Fund shall hold the Bank harmless from any liability or loss resulting from any taxes or other governmental charges, and any expenses related thereto, which may be imposed or assessed with respect tot he Accounts or any Property held therein. The bank is, and any Subcustodians are, authorized to charge the Accounts for such items. The Fund shall grant the Bank a lien on the Property of an Investment Portfolio to the extent necessary: (1) to cover any temporary short-term credit extensions with respect to that Investment Portfolio o under
Section 13 of this Agreement, and (2) to cover any temporary borrowing in connection with fees payable hereunder or safe custody or administration with respect to that Investment Portfolio.

      17. Termination. This Agreement may be terminated by the Fund, the Custodian or the Bank by 60 days written notice to the others, sent by registered mail. If notice of termination is given, the Fund shall, within 30 days following the giving of such notice, deliver to the Bank a statement in writing specifying the successor custodian or other person to whom the Bank shall transfer the Property. In either event, the Bank subject to the satisfaction of any lien it may have, shall transfer the Property to the person so specified. If the Bank does not receive such statement the Bank, at its election, may transfer the Property to a bank or trust company established under the laws of the United States or any state thereof to be held and disposed of pursuant to the provisions of this Agreement or may continue to hold the Property until such a statement is delivered to the Bank. In such event the Bank shall be entitled to fair compensation for its services during such period as the Bank remains in possession of any Property and the provisions of this Agreement relating to the duties and obligations of the Bank shall remain in full force and effect; provided, however that the Bank shall have no obligation to settle any transactions in Securities for the Accounts. the provisions of
Section 15 and 16 shall survive termination of this Agreement.

      18. Investment Advice. The Bank shall not supervise, recommend or advise the Fund relative to the investment, purchase, sale, retention or other disposition of any Property held under this Agreement.

      19. Confidentiality. (a) The bank, its agents and employees shall maintain the confidentiality of information concerning the Property held in the Accounts of the Fund's Investment Portfolios, including in dealings with affiliates of the Bank. In the event the Bank or any Subcustodian is requested or required to disclose any confidential information concerning the Property, the Bank shall, the extent practicable and legally permissible, promptly notify the Fund of such request or requirement so that the Fund may seek a protective order or waive any objection to the Bank's or such Subcustodian's compliance with this Section 19. In the absence of such a waiver, if the bank or such subcustodian is compelled, in the opinion of its counsel, to disclose any confidential information, the Bank or such Subcustodian may disclose such information to such person as, in the opinion of counsel, is so required.

      (b) The Fund and the Custodian shall maintain the confidentiality of, and not provide to any third parties absent the written permission of the Bank, any computer software, hardware or communications facilities made available to the Fund or the Custodian or their respective agents by the Bank.

      20. Notices. Any notice or other communication to the Bank, unless otherwise provided by his Agreement or the Client Services Guide, shall be sent by certified or registered mail to Morgan Stanley Trust Company, One Pierepont Plaza, Brooklyn,, New York, 11201, Attention: President, and any notice tot he Fund or the Custodian is to be mailed postage paid, addressed tot the Fund or the Custodian, as the case may be, at the address appearing below, or as it may hereafter be changed on the Bank's records in accordance with written notice from the Fund or the Custodian, as the case may be.

      21. Assignment. This contract may not be assigned by any party without the prior written approval of the others.

      22. Miscellaneous. (a) This Agreement shall bind the successors and assigns of the Fund, the Custodian and the Bank.

      (b) This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to its conflicts of law rules and to the extent not preempted by federal law. The Fund, the Custodian and the Bank hereby irrevocable submit to the exclusive jurisdiction of any New York State court or any United States District Court located in the State of New York in action or proceeding arising out of this Agreement and hereby irrevocable waive any objection to the venue of any such action or proceeding brought in any such court or any defense of an inconvenient forum.

      (c) It is understood and expressly stipulated that neither the holders of shares of the Fund nor any trustee, officer, agent or employee of the Fund shall be personally liable hereunder, nor shall any resort be had to other private property for the satisfaction of any claim or obligation hereunder, but the fund only shall be liable.

      In witness whereof, the parties hereto have set their hands as of the date first above written.

                                    [Insert Name of Fund]


                                       By
                                      Name:
                                     Title:


                                 Address for record:



                                    [Insert Name of Custodian]


                                       By
                                      Name:
                                     Title:


                                 Address for record:




Accepted:

MORGAN STANLEY TRUST COMPANY

By
      Authorized Signature

                                                                      APPENDIX 1
                              Account Documentation


REQUIRED DOCUMENTATION FOR CORE CUSTODIAL SERVICES (INCLUDING TAX RECLAIMS):

CUSTODY AGREEMENT

CLIENT SERVICES GUIDE (INCLUDING APPENDICES)

FEE SCHEDULE/BILLING GUIDE

GENERAL ACCOUNT INFORMATION

US TAX AUTHORITY DOCUMENTATION

LOCAL TAX OFFICE LETTER/APPLICATION LETTER
(NON-UNITED STATES-RESIDENT BENEFICIAL OWNERS, ONLY)

FORM 6166/REQUEST FOR FOREIGN CERTIFICATION FORM
(UNITED STATES-RESIDENT BENEFICIAL OWNERS, ONLY)

CERTIFICATION OF BENEFICIAL OWNERSHIP, LEGAL NAME, LEGAL RESIDENCY, TAX STATUS AND TAX IDS

TAX RECLAIM POWER OF ATTORNEY

PREVIOUS TAX RECLAIM FILING INFORMATION
(PERVIOUS FILERS, ONLY)

UK TAX AUTHORITY DOCUMENTATION

SOPHISTICATED INVESTOR (ACCREDITED INVESTOR) LETTER
(UNITED STATES-RESIDENT BENEFICIAL OWNERS, ONLY)

DOCUMENTATION THAT IS REQUIRED FROM AN ENTITY CLASSIFIED AS TAX-EXEMPT BY ITS LOCAL TAX AUTHORITY:

UK FORM 4338
(EXEMPT NON-UNITED KINGDOM-RESIDENT BENEFICIAL OWNERS, ONLY)

FOREIGN EXEMPTION LETTERS/APPLICATION FOR AUSTRALIAN EXEMPTION LETTER (EXEMPT BENEFICIAL OWNERS, ONLY)

DOCUMENTATION THAT IS REQUIRED ONLY IF YOU WILL USE THE PROXY VOTING SERVICE:

VOTING POWER OF ATTORNEY

DOCUMENTATION THAT IS REQUIRED ONLY IF YOU WILL DEAL IN CERTAIN SECURITIES:

JGB INDEMNIFICATION LETTER

KOREAN SECURITIES POWER OF ATTORNEY

NEW ZEALAND "APPROVED ISSUER LEVY" LETTER

SPANISH POWER OF ATTORNEY WITH APOSTILE

                                                                      APPENDIX 2

                                 Client Accounts


       Account Name             Account Number           Account Mnemonic

1.

2.

3.

4.

5.

6.

7.

8.

9.

10.

APPENDIX 3

Part I - Authorized Signatures


The Bank is directed to accept and act upon Authorized Instructions received from any of the following persons or entities:

                                                 Telephone/      Authorized
     Name        Organization       Title            Fax          Signature



















Authorized by:

Part II - System User ID numbers

The Bank is directed to accept and act upon Authorized Instructions transmitted electronically and identified with the following mnemonics and system user ID numbers for the following activities:

                                             Workstation Sessions
Work Station               Account
User ID         Mnemonic   Number    TE    TCC    SL   FE   CM    MA    TD












Workstation Session Codes
TE    Trade Entry
TCC   Trade Cancel/correct
SL    Securities Lending
FE    Foreign Exchange
CM    Cash Movement
MA    Mass Authorization
TD    Time Deposit

                                                                       EXHIBIT A

                                  Subcustodians